EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-3, No. 333-15533, 33-58736, 33-60229, 33-78760, 33-72170, 33-68542) and
(Forms S-8 No. 33-45348,  33-75466,  33-88826,  333-87153 and 333-89308) of Enzo
Biochem, Inc. and in the related Prospectus of our report dated October 15, 2003, except for the last paragraph of Note 7, as to which the date is October 28, 2003, with respect to the consolidated financial statements and schedule of Enzo Biochem, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended July 31, 2003.


                                                   /s/  Ernst & Young LLP




Melville, New York
October 29, 2003